Exhibit 99.1
L BRANDS REPORTS FOURTH QUARTER
AND FULL-YEAR 2017 EARNINGS

- PROVIDES FIRST QUARTER AND FULL-YEAR 2018 EARNINGS GUIDANCE -

Columbus, Ohio, Feb. 28, 2018 - L Brands, Inc. (NYSE: LB) today reported 2017 fourth quarter and full-year results.

Fourth Quarter Results
Earnings per share for the 14-week fourth quarter ended Feb. 3, 2018, were $2.33 compared to $2.18 for the 13-week quarter ended Jan. 28, 2017. The extra week in 2017 represented approximately $0.10 per share. Fourth quarter operating income was $986.6 million compared to $987.6 million last year, and net income was $664.1 million compared to $631.7 million last year.

Reported results above include certain significant items as follows:

In 2017 (totaling to a net benefit of $0.22 per share):

•	A pre-tax charge of $45.0 million, or $0.10 per share, related to a loss on the early extinguishment of debt;

•	A tax benefit of $92.2 million, or $0.32 per share, related to new U.S. tax legislation.

In 2016:

•	A favorable tax settlement of $41.7 million, or $0.14 per share.

Excluding these items, adjusted net income increased 2 percent to $600.6 million compared to $590.0 million last year, and adjusted earnings per share increased 4 percent to $2.11 (which includes $0.10 related to the extra week) compared to $2.03 last year.

Net sales were $4.823 billion for the 14-week fourth quarter ended Feb. 3, 2018, compared to $4.489 billion for the 13 weeks ended Jan. 28, 2017. Comparable sales for the 14-week fourth quarter ended Feb. 3, 2018, increased 2 percent compared to the 14 weeks ended Feb. 4, 2017. The extra week in 2017 represented approximately $160 million in sales.

Full-Year Results
Earnings per share for the 53-week year ended Feb. 3, 2018, were $3.42 (which includes $0.10 related to the extra week) compared to $3.98 for the 52-week year ended Jan. 28, 2017. Full-year operating income was $1.728 billion compared to $2.003 billion last year, and net income was $983.0 million compared to $1.158 billion last year.

Excluding significant items, adjusted 53-week full-year earnings per share decreased 14 percent to $3.20 (which includes $0.10 related to the extra week) compared to $3.74 last year, adjusted operating income decreased 15 percent to $1.728 billion compared to $2.037 billion last year and adjusted net income decreased 16 percent to $919.5 million compared to $1.090 billion last year.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant items.

Net sales were $12.632 billion for the 53-week year ended Feb. 3, 2018, compared to $12.574 billion for the 52 weeks ended Jan. 28, 2017. Comparable sales for the 53 weeks ended Feb. 3, 2018, decreased 3 percent compared to the 53 weeks ended Feb. 4, 2017. For the 53 weeks ended Feb. 3, 2018, the exit of the swim and apparel categories had a negative impact of about 3 percentage points and 5 percentage points to total company and Victoria’s Secret comparable sales, respectively.

2018 Outlook
The company currently expects 2018 full-year earnings per share to be between $2.95 and $3.25, including earnings per share between $0.15 and $0.20 in the first quarter. This forecast reflects the benefit of a lower tax rate due to tax reform legislation and an incremental investment in wages and benefits, principally for hourly associates, of approximately $100 million.

Earnings Call and Additional Information
L Brands will conduct its fourth quarter earnings call at 9 a.m. Eastern on March 1.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978).  For an audio replay, call 1-855-859-2056 (conference ID 21220375) (international replay number: 1-404-537-3406 (conference ID 21220375)) or log onto www.LB.com.  Additional fourth quarter and full-year financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,075 company-owned specialty stores in the United States, Canada, the United Kingdom, Ireland and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FOURTH QUARTER 2017

Comparable Sales Increase (Decrease) (Stores and Direct):

	Fourth Quarter	Fourth Quarter	Year	Year
	2017	2016	2017	2016
Victoria's Secret[1]	(1%)	(3%)	(8%)	—%
Bath & Body Works[1]	6%	5%	5%	6%
L Brands[2]	2%	—%	(3%)	2%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Fourth Quarter	Fourth Quarter	Year	Year
	2017	2016	2017	2016
Victoria's Secret[1]	(6%)	(2%)	(8%)	(1%)
Bath & Body Works[1]	4%	2%	2%	3%
L Brands[2]	(2%)	—%	(4%)	1%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Fourth Quarter 2017	Fourth Quarter 2016	Year 2017	Year 2016
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Victoria's Secret[1]	$2,038.3	$2,062.7	$5,878.9	$6,198.9
Victoria's Secret Direct	630.6	526.1	1,508.3	1,582.2
Total Victoria's Secret	$2,668.9	$2,588.8	$7,387.2	$7,781.1

Bath & Body Works[1]	$1,544.6	$1,422.1	$3,589.2	$3,399.5
Bath & Body Works Direct	249.1	197.8	558.7	452.2
Total Bath & Body Works	$1,793.7	$1,619.9	$4,147.9	$3,851.7

VS & BBW International[2]	$170.3	$124.1	$502.4	$422.7
Other	$190.2	$156.7	$594.9	$518.5
L Brands	$4,823.1	$4,489.5	$12,632.4	$12,574.0

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 2/3/18
Victoria's Secret U.S.	998	5	(19)	984
PINK U.S.	133	8	(1)	140
Victoria's Secret Canada	37	2	—	39
PINK Canada	9	—	(2)	7
Total Victoria's Secret	1,177	15	(22)	1,170

Bath & Body Works U.S.	1,591	32	(31)	1,592
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,693	32	(31)	1,694

Victoria's Secret U.K./Ireland	15	4	—	19
PINK U.K.	3	2	—	5
Victoria's Secret Beauty and Accessories	31	4	(6)	29
Victoria's Secret China	—	7	—	7
Total VS & BBW International	49	17	(6)	60

Henri Bendel	29	—	(2)	27
La Senza U.S.	4	1	—	5
La Senza Canada	122	1	(4)	119
Total L Brands Stores	3,074	66	(65)	3,075

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 2/3/18
Victoria's Secret Beauty & Accessories - Travel Retail	152	17	(13)	156
Bath & Body Works - Travel Retail	8	2	(1)	9
Victoria's Secret Beauty & Accessories	239	17	(15)	241
Victoria's Secret	23	9	—	32
PINK	5	—	—	5
Bath & Body Works	151	26	(1)	176
La Senza	203	4	(13)	194
Total	781	75	(43)	813

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOURTEEN WEEKS ENDED FEBRUARY 3, 2018 AND THIRTEEN WEEKS ENDED JANUARY 28, 2017
(Unaudited)
(In thousands except per share amounts)
	2017	2016
Net Sales	$4,823,105	$4,489,483
Costs of Goods Sold, Buying and Occupancy	(2,782,769)	(2,545,460)
Gross Profit	2,040,336	1,944,023
General, Administrative and Store Operating Expenses	(1,053,697)	(956,471)
Operating Income	986,639	987,552
Interest Expense	(106,313)	(98,346)
Other Income (Loss)	(38,146)	3,417
Income Before Income Taxes	842,180	892,623
Provision for Income Taxes	178,108	260,878
Net Income	$664,072	$631,745

Net Income Per Diluted Share	$2.33	$2.18

Weighted Average Shares Outstanding	284,546	290,231

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-THREE WEEKS ENDED FEBRUARY 3, 2018 AND FIFTY-TWO WEEKS ENDED JANUARY 28, 2017
(Unaudited)
(In thousands except per share amounts)
	2017	2016
Net Sales	$12,632,431	$12,574,022
Costs of Goods Sold, Buying and Occupancy	(7,673,007)	(7,448,854)
Gross Profit	4,959,424	5,125,168
General, Administrative and Store Operating Expenses	(3,231,035)	(3,122,432)
Operating Income	1,728,389	2,002,736
Interest Expense	(405,988)	(393,663)
Other Income (Loss)	(10,029)	86,767
Income Before Income Taxes	1,312,372	1,695,840
Provision for Income Taxes	329,386	537,726
Net Income	$982,986	$1,158,114

Net Income Per Diluted Share	$3.42	$3.98

Weighted Average Shares Outstanding	287,062	291,065

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	Fourth Quarter		Year-to-Date
	2017	2016	2017	2016
Details of Special Items - Income (Expense)
Victoria's Secret Restructuring	$—	$—	$—	$(34,545)
Special Items included in Operating Income	—	—	—	(34,545)

Gain on Distribution from Easton Town Center, LLC	—	—	—	108,310
Loss on Extinguishment of Debt	(44,985)	—	(44,985)	(35,827)
Special Items included in Other Income (Loss)	(44,985)	—	(44,985)	72,483

Tax Benefit related to Changes in U.S. Tax Legislation	92,221	—	92,221	—
Tax Benefit from the Settlement of a Discrete Tax Matter	—	41,750	—	41,750
Tax Effect of Special Items included in Operating Income and Other Income (Loss)	16,225	—	16,225	(11,549)
Special Items included in Net Income	$63,461	$41,750	$63,461	$68,139
Special Items included in Earnings Per Diluted Share	$0.22	$0.14	$0.22	$0.23

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$986,639	$987,552	$1,728,389	$2,002,736
Special Items included in Operating Income	—	—	—	34,545
Adjusted Operating Income	$986,639	$987,552	$1,728,389	$2,037,281

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$664,072	$631,745	$982,986	$1,158,114
Special Items included in Net Income	(63,461)	(41,750)	(63,461)	(68,139)
Adjusted Net Income	$600,611	$589,995	$919,525	$1,089,975

Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings Per Diluted Share	$2.33	$2.18	$3.42	$3.98
Special Items included in Earnings Per Diluted Share	(0.22)	(0.14)	(0.22)	(0.23)
Adjusted Earnings Per Diluted Share	$2.11	$2.03	$3.20	$3.74

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2017

In the fourth quarter of 2017, adjusted results exclude the following:

•	A $45.0 million pre-tax loss ($28.8 million net of tax of $16.2 million), included in other income (loss), associated with the early extinguishment of our June 2019 notes.

•	A $92.2 million tax benefit related to changes in U.S. tax legislation.

In the first, second and third quarters of 2017, there were no adjustments to results.

Fiscal 2016

In the fourth quarter of 2016, adjusted results exclude the following:

•	A $41.7 million tax benefit related to the favorable resolution of a discrete income tax matter.

In the third quarter of 2016, there were no adjustments to results.

In the second quarter of 2016, adjusted results exclude the following:

•	A $108.3 million pre-tax gain ($70.2 million net of tax of $38.1 million), included in other income (loss), related to a $124.4 million cash distribution from Easton Town Center.

•	A $35.8 million pre-tax loss ($22.4 million net of tax of $13.4 million), included in other income (loss), associated with the early extinguishment of our July 2017 notes.

In the first quarter of 2016, adjusted results exclude the following:

•
Pre-tax charges of $34.5 million ($21.4 million net of tax of $13.1 million) related to actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com